                                                                   EXHIBIT 99.11

                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

December 22, 2005

American Century Quantitative Equity Funds, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to  American  Century  Quantitative  Equity  Funds,
Inc., a Maryland  corporation (the "Company"),  in connection with the Company's
Registration  Statement on Form N-14 (File No.  33-19589),  which relates to the
Company's  authorized  shares of common  stock,  par value One Cent  ($0.01) per share (the "Shares"),  proposed to be issued in accordance with the terms of the
Agreement and Plan of Reorganization, dated December 14, 2005, with Mason Street
Funds,  Inc. (the  "Agreement"),  including the proposed  reorganization  of the
Mason Street Large Cap Core Stock Fund into the American  Century  Equity Growth
Fund.

     In connection  with rendering the opinions set forth below, I have examined the Registration Statement,  including the Agreement, which is being filed as an exhibit thereto; the Company's Articles of Incorporation, Articles Supplementary
and Bylaws, as reflected in the Company's corporate records;  resolutions of the
Board of Directors of the Company  relating to the approval of the Agreement and the issuance of the Shares;  the opinion letter of Hogan & Hartson L.L.P. to the Board of  Directors of the  Company,  dated April 29,  2004;  and such other documents as I deemed relevant. In conducting my examination, I have assumed the genuineness of all signatures,  the legal capacity of all natural  persons,  the authenticity,  accuracy and completeness of documents purporting to be originals and  the  conformity  to  originals  of any  copies  of  documents.  I have  not independently established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri.  The opinions  expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law rules)
of the State of Maryland  that in my experience  are normally  applicable to the issuance of shares by registered  investment companies organized as corporations under the law of that state and to the  Securities  Act of 1933, as amended (the
"1933 Act"),  the  Investment  Company Act of 1940, as amended (the "1940 Act"), and the  regulations  of the  Securities  and  Exchange  Commission  (the "SEC")
thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the  foregoing and the  qualifications  set forth below, it is my opinion that:

     1. The  issuance  of the Shares  pursuant  to the  Agreement  has been duly authorized by the Company.

American Century Quantitative Equity Funds, Inc.
December 22, 2005

     2. When  issued  upon the terms  provided  in the  Registration  Statement, subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating  the offer and sale of securities,  and assuming the continued  valid existence  of the Company  under the laws of the State of  Maryland,  the Shares will be validly issued, fully paid and non-assessable.

     For the record,  it should be stated  that I am an officer and  employee of
American  Century  Services,  LLC,  an  affiliate  of the  Company's  investment advisor.

     I  hereby  consent  to  the  use  of  this  opinion  as an  exhibit  to the
Registration  Statement.  I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration  Statement. In giving my consent I do not  thereby  admit that I am in the  category of persons whose  consent  is  required  under  Section  7 of the 1933 Act or the rules and regulations of the SEC thereunder.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                 Very truly yours,

                                 /s/ Brian L. Brogan
                                 -------------------------------------------
                                 Brian L. Brogan
                                 Vice President and
                                 Associate General Counsel

BLB/dnh